UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2010

CAPITALSOURCE INC.
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
5404 Wisconsin, 2nd Floor
Chevy Chase, MD 20815
(Address of principal executive offices) (Zip Code)
(301) 841-2700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously announced on December 3, 2010, we commenced a solicitation of consents from the holders of our 12.75% First Priority Senior Secured Notes due 2014 to amend the indenture governing the notes. On December 9, 2010, we announced that, as of 5:00 p.m., New York City time, we had received the requisite consents to amend the indenture and accordingly entered into a supplemental indenture dated December 9, 2010, to the indenture with U.S. Bank National Association, as trustee for the notes. The supplemental indenture amends the indenture (1) to permit us to use available cash to purchase our convertible debentures redeemable in July 2011 and July 2012; (2) to modify the formula for calculating our restricted payment capacity; (3) to permit us to contribute the equity in our remaining four securitizations to CapitalSource Bank; and (4) to allow us to obtain secured debt with a minimum advance rate of 40%, rather than the previous 75% requirement, in each case, subject to our satisfying certain collateral coverage tests.
     A copy of the supplemental indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the supplemental indenture contained herein is qualified in its entirety to the full text of such exhibit.
     We issued a press release announcing the receipt of the requisite consents for approval of the proposed amendments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 3.03 Material Modifications to Rights of Security Holders.
     See Item 1.01 hereto, which is incorporated herein by reference, with respect to the execution of the Supplemental Indenture on December 9, 2010.
Item 8.01 Other Events.
     On December 9, 2010, we issued a press release announcing the approval by our board of directors of a stock repurchase plan to repurchase up to $150 million of our common stock. Any share repurchases made under the plan will be made through open market purchases or privately negotiated transactions from time to time for a period of up to two years. The amount and exact timing of any repurchases will depend upon market conditions and other factors.
     There are no assurances that we will repurchase any shares during the period, and we may suspend or discontinue the stock repurchase plan at any time.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010	CAPITALSOURCE INC.
	By:	/s/ Joseph Turitz
	Name:	Joseph Turitz
	Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of December 9, 2010, among CapitalSource Inc., CapitalSource Finance LLC, as guarantor, and U.S. Bank National Association, as trustee

99.1	Press Release issued by CapitalSource Inc. on December 9, 2010